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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of TriPath Imaging, Inc. ("TriPath") for the registration of 1,400,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1999, with respect to the consolidated financial statements of NeoPath, Inc. ("NeoPath") included in NeoPath's Annual Report on Form 10-K for the year ended December 31, 1998 and in TriPath's Current Report on Form 8-K dated October 7, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Seattle, Washington
November 18, 1999